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                                                                    Exhibit 23.1

                      (PRICEWATERHOUSECOOPERS LETTERHEAD)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated February 26, 2004, except for Note 20 which is as of April 22, 2004 and Note 21, which is as of October 10, 2004, relating to the financial statements of Shanda Interactive Entertainment Limited, which appears in such Registration Statement. We also consent to the references to us under the headings "Summary Consolidated Financial and Operating Data", "Selected Consolidated Financial Information" and "Experts" in such Registration Statement.


PricewaterhouseCoopers Zhong Tian
----------------------------------
PricewaterhouseCoopers Zhong Tian CPAs Limited Company


Shanghai, the People's Republic of China


January 13, 2005